ROYALITE PETROLEUM COMPANY INC.
1200 Nueces Street
Austin, TX 78701
Tel: (512) 478-8900 / Fax: (512) 478-8901

June 16, 2008 – Austin, Texas

Royalite Petroleum Company Inc. (OTCBB: RYPE) (“Royalite”) announces that effective June 16, 2008, Dr. William Tao resigned as a member of our Board of Directors. Dr. Tao is resigning to pursue other business interests. Royalite wishes to thank Dr. Tao for his considerable contribution and continued support during the reorganization of the Company.

For more information contact:

Royalite Petroleum Company Inc.
Norris R. Harris, CEO
(512) 478-8900